                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K/A

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                   Date of Report (Date of earliest event reported):
                         September 22, 1997 (July 6, 1997)





                             ACACIA RESEARCH CORPORATION
                            ------------------------------
                (Exact name of registrant as specified in its charter)



         California                      0-26068                95-4405754
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission File    (Employer Identification
       incorporation)                    Number)                  No.)



                 12 South Raymond Avenue, Pasadena, California, 91105
                 ----------------------------------------------------
                       (Address of principal executive offices)


Registrant's telephone number including area code:  (818)449-6431
                                                  ---------------

                                    Not applicable
--------------------------------------------------------------------------------
             (Former name or former address if changed since last report)


This Form 8-K/A, Amendment No. 2 is being filed for the purpose of (1) deleting parentheses to indicate total expenses of $494,368 in the pro forma adjustments column of the Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1997 and (2) to correct marketing, general and adminstrative expenses from $2,747,643 to $3,489,394 in the Acacia Research and Soundview Combined column of the Pro Forma Condensed Combined Statement of Operations for the period ended December 31, 1996.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial information for Soundview for the periods from March 26, 1996 (inception) through June 30, 1997. Financial statements for the period March 26, 1996 (inception) through December 31, 1996 have been audited.

(b) Pro forma financial information (Unaudited).

(c) Exhibits

    2.1* Common Stock Purchase Agreement dated July 6, 1997, among Acacia Research Corporation, H. Lee Browne and David H. Schmidt.

    2.2* Form of Non-Recourse Promissory Note of Acacia Research Corporation in favor of each of H. Lee Browne and David H. Schmidt.

    2.3* Form of Pledge Agreement between Acacia Research Corporation and each of H. Lee Browne and David H. Schmidt.

    2.4* Amended and Restated Stockholders' Agreement among Acacia Research Corporation, Soundview Technologies Incorporated, H. Lee Browne and David H. Schmidt dated July 6, 1997.

    2.5* Form of Employment Agreement between Soundview Technologies Incorporated and each of H. Lee Browne and David H. Schmidt.

    * Previously filed as an exhibit to Registrant's Form 8-K filed on July 21, 1997

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACACIA RESEARCH CORPORATION

/s/  PAUL R. RYAN

By:  Paul R. Ryan
President and Chief Executive Officer


DATED:  September 18, 1997

                                 Financial Statements


                         SOUNDVIEW TECHNOLOGIES INCORPORATED
                           (A development stage enterprise)

        For the Periods from March 26, 1996 (inception) through June 30, 1997

                         Soundview Technologies Incorporated
                           (A development stage enterprise)

                                  Table Of Contents



    Report of Independent Accountants  .......................................1

    Financial Statements

         Balance Sheet  ......................................................2

         Statement of Operations  ............................................3

         Statement of Stockholders' Equity ...................................4

         Statement of Cash Flows  ............................................5

         Notes to Financial Statements .......................................6

                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
  Stockholders of Soundview
  Technologies Incorporated
  (A development stage enterprise)

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Soundview Technologies Incorporated (A development stage enterprise) at December 31, 1996, and the results of its operations and its cash flows for the period from March 26, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP

Los Angeles, California
September 16, 1997


SOUNDVIEW TECHNOLOGIES INCORPORATED
 (A development stage enterprise)

BALANCE SHEET


                                                                            December 31, 1996    June 30, 1997
                                                                            -----------------    -------------
                                                                                                  (unaudited)
ASSETS
Current Assets
  Cash and cash equivalents                                                 $        665,764    $     368,396
  Prepaid expenses                                                                     1,934
                                                                            ----------------    -------------

    Total current assets                                                             667,698          368,396

Equipment, furniture and fixtures, net                                                 7,249            7,014

Patent, net of accumulated amortization of $2,179 and $6,515, respectively            73,951           89,547
Organization costs, net of accumulated amortization
  of $3,445 and $6,245, respectively                                                  24,565           21,764
                                                                            ----------------    -------------

  Total assets                                                              $        773,463    $     486,721
                                                                            ----------------    -------------
                                                                            ----------------    -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                                                          $         36,063    $      19,557
                                                                            ----------------    -------------

    Total current liabilities                                                         36,063           19,557
                                                                            ----------------    -------------

Commitments and contingencies


Stockholders' equity
  Common stock, $0.001 par value, 75,000,000 shares authorized,
    7,500,000 shares issued and outstanding                                            7,500            7,500
  Additional paid-in capital                                                       2,412,750        2,412,750
  Deficit accumulated during development stage                                    (1,682,850)      (1,953,086)
                                                                            ----------------    -------------

    Total stockholders' equity                                                       737,400          467,164
                                                                            ----------------    -------------

  Total liabilities and stockholders' equity                                $        773,463    $     486,721
                                                                            ----------------    -------------
                                                                            ----------------    -------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SOUNDVIEW TECHNOLOGIES INCORPORATED
(A development stage enterprise)

STATEMENT OF OPERATIONS

                                                     Mar. 26, 1996         Mar. 26, 1996                             Mar. 26, 1996
                                                      (inception)           (inception)                               (inception)
                                                        through               through         Six months ended          through
                                                     Dec. 31, 1996         Jun. 30, 1996        Jun. 30, 1997        Jun. 30, 1997
                                                     -------------         -------------        -------------        -------------
                                                                            (UNAUDITED)          (UNAUDITED)          (UNAUDITED)

Interest income                                       $    26,007          $      7,167         $    12,181          $      38,188
                                                     -------------         -------------        -------------        -------------

  Total revenues                                           26,007                 7,167              12,181                 38,188
                                                     -------------         -------------        -------------        -------------

Marketing, general & administrative expenses            1,548,311             1,456,623             149,582              1,697,893
Research and development expenses (including
   $37,000 paid to a related party in the
   period ending December 31, 1996)                       160,546                80,806             132,835                293,381
                                                     -------------         -------------        -------------        -------------

  Total expenses                                        1,708,857             1,537,429             282,417              1,991,274
                                                     -------------         -------------        -------------        -------------


Net loss                                               $(1,682,850)         $(1,530,262)         $(270,236)            $(1,953,086)
                                                     -------------         -------------        -------------        -------------
                                                     -------------         -------------        -------------        -------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SOUNDVIEW TECHNOLOGIES INCORPORATED
(A development stage enterprise)

STATEMENT OF STOCKHOLDERS' EQUITY



                                                                     Common  Stock                    Deficit
                                                        ---------------------------------------     Accumulated
                                                                                   Add'l Paid-in  During Development
                                                         Shares        Par Value      Capital          Stage          Total
                                                        ----------    ----------     ----------    -----------    -----------
1996
Stockholders' equity at March 26, 1996                          0     $        0     $        0    $         0    $         0
Common stock issued for patent/royalty rights
   contributed by stockholders                          5,100,000          5,100         (5,100)
Common stock issued in private placement                1,000,000          1,000        999,000                     1,000,000
Common stock issued for management services             1,400,000          1,400      1,398,600                     1,400,000
Fair value of options granted for consulting services                                    20,250                        20,250
Net loss                                                                                            (1,682,850)    (1,682,850)
                                                        ----------    ----------     ----------    -----------    -----------

Stockholders' equity at December 31, 1996               7,500,000          7,500      2,412,750     (1,682,850)       737,400

1997
Net loss                                                                                              (270,236)      (270,236)
                                                        ----------    ----------     ----------    -----------    -----------

Stockholders' equity at June 30, 1997 (unaudited)       7,500,000     $    7,500     $2,412,750    $(1,953,086)   $   467,164
                                                        ----------    ----------     ----------    -----------    -----------
                                                        ----------    ----------     ----------    -----------    -----------

SEE ACCOMPANYING NOTES TO FINANACIAL STATEMENTS

SOUNDVIEW TECHNOLOGIES INCORPORATED
(A development stage enterprise)

STATEMENT OF CASH FLOWS


                                                           Mar. 26, 1996      Mar. 26, 1996                           Mar. 26, 1996
                                                            (inception)        (inception)                             (inception)
                                                              through            through          Six months ended       through
                                                           Dec. 31, 1996      Jun. 30, 1996         Jun. 30, 1997     Jun. 30, 1997
                                                           -------------      -------------         -------------     -------------
                                                                                (unaudited)         (unaudited)         (unaudited)
Cash flows from operating activities:

  Net loss                                                 $(1,682,850)        $(1,530,262)          $(270,236)        $(1,953,086)
  Depreciation and amortization                                  6,189               1,335               7,928              14,117
  Non-cash management services                               1,400,000           1,400,000                               1,400,000
  Non-cash consulting services                                  20,250              20,250                                  20,250
  Net change in assets and liabilities:
   (Increase) decrease in prepaid expenses                      (1,934)                                  1,934
   Increase (decrease) in accounts payable                      36,063              58,743             (16,506)             19,557
                                                           -----------         -----------           ---------         -----------

  Net cash used in operating activities                       (222,282)            (49,934)           (276,880)           (499,162)
                                                           -----------         -----------           ---------         -----------

Cash flows from investing activities:

  Development of patents                                       (76,130)            (47,675)            (19,932)            (96,062)
  Organization costs                                           (28,011)            (22,111)                                (28,011)
  Purchase of equipment, furniture and fixtures                 (7,813)             (1,200)               (556)             (8,369)
                                                           -----------         -----------           ---------         -----------

  Net cash used in investing activities                       (111,954)            (70,986)            (20,488)           (132,442)
                                                           -----------         -----------           ---------         -----------

Cash flows from financing activities:

  Issuance of common stock in private placement              1,000,000           1,000,000                               1,000,000
                                                           -----------         -----------           ---------         -----------

  Net cash provided by financing activities                  1,000,000           1,000,000                               1,000,000
                                                           -----------         -----------           ---------         -----------

Net increase (decrease) in cash and cash equivalents           665,764             879,080            (297,368)            368,396

Cash and cash equivalents at beginning of period                                                       665,764
                                                           -----------         -----------           ---------         -----------

Cash and cash equivalents at end of period                 $   665,764             879,080          $  368,396         $   368,396
                                                           -----------         -----------           ---------         -----------
                                                           -----------         -----------           ---------         -----------


Supplemental cash flow information:

Non-cash financing activities:

  Shares of common stock issued for management services    $ 1,400,000         $ 1,400,000                             $ 1,400,000
                                                           -----------         -----------           ---------         -----------
                                                           -----------         -----------           ---------         -----------

  Fair value of options granted to purchase shares of
   common stock issued for consulting services             $    20,250         $    20,250                             $    20,250
                                                           -----------         -----------           ---------         -----------
                                                           -----------         -----------           ---------         -----------

See accompanying notes to financial statements

SOUNDVIEW TECHNOLOGIES INCORPORATED (A development stage enterprise) NOTES TO FINANCIAL STATEMENTS


1.   DEVELOPMENT STAGE COMPANY

     Soundview Technologies Incorporated (the "Company") was incorporated on March 26, 1996 under the laws of the State of Delaware, with offices in the State of Connecticut. The Company is a development stage enterprise and owns intellectual property related to the telecommunications field, which includes audio and video blanking systems, also known as V-chip technology. V-chip technology will allow viewers to block television programs that, based on information provided by a common rating system, they believe to be inappropriate. The Company has developed a V-chip retrofit device, the V Chip Converter-TM-, for use in televisions already in existence that will be "deaf" to V-chip signals. The Company will pursue business opportunities with television manufacturers, chip manufacturers, and/or television accessory companies about efficient and cost-effective methods of commercializing its technology.

     The Company is a development stage enterprise and has incurred losses since its inception. At December 31, 1996, the Company had stockholders' equity of $737,400 and a deficit accumulated during the development stage of $1,682,850. Success of future operations is dependent upon, among other things, approval of a television rating system by the Federal Communications Commission and the Company's ability to successfully market its technology, which may require the Company to obtain additional capital. The Company expects to continue to incur losses for the foreseeable future due to anticipated costs to be incurred in the development, manufacturing, and marketing of its technology.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

     PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Depreciation is computed on a straight-line basis over the estimated life of the assets, which is estimated to be approximately five years.

     PATENTS AND TRADEMARKS - Patents and trademarks consist of payments made for the purpose of obtaining patents and trademarks on certain intellectual property rights. At December 31, 1996, the Company owned one issued patent which will expire on November 18, 2002. The issued patent is amortized over its estimated remaining useful life of approximately six years. The Company also has several patent applications and trademark applications pending approval; no amounts have been amortized with respect to these costs.

     ORGANIZATION COSTS - Organization costs consist of payments made in order to form and organize the company and are amortized over their estimated useful lives of five years.

     INCOME TAXES - Temporary differences giving rise to deferred tax assets or liabilities consist primarily of depreciation differences and net operating loss and credit carryforwards. A valuation allowance has been set up for the tax benefits from net operating loss and credit carryforwards due to the uncertainty of their realization.

     RESEARCH AND DEVELOPMENT - Costs for research and development efforts are charged to operations when incurred.

     UNAUDITED INTERIM INFORMATION - The information presented as of June 30, 1997, and for the interim periods ended June 30, 1997 and 1996 and the period from March 26, 1996 (inception) through June 30, 1997 has not been audited. In the opinion of management, the unaudited interim statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results for the interim periods presented. The information disclosed in the notes to the financial statements as of such dates and for such periods are also unaudited.

SOUNDVIEW TECHNOLOGIES INCORPORATED (A development stage enterprise) NOTES TO FINANCIAL STATEMENTS (continued)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial instruments include cash and cash equivalents and accounts payable. The carrying value of these financial instruments approximates fair value due to their short-term nature.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


3.   EQUIPMENT, FURNITURE AND FIXTURES

     Equipment, furniture and fixtures, net consist of the following at December 31, 1996:

          Computer equipment                           $   7,596
          Furniture and fixtures                             217
                                                       ---------
                                                           7,813
          Accumulated depreciation                          (564)
                                                       ---------

                                                       $   7,249
                                                       ---------
                                                       ---------


4.   COMMITMENTS AND CONTINGENCIES

     The Company leases office space at two locations in Connecticut on a month-to-month basis at an aggregate of $2,300 per month. During the period from March 26, 1996 (inception) through December 31, 1996, rental expense was $20,700.

     The Company has a consulting agreement with an individual, who is also the co-inventor of the issued patent owned by the Company. Pursuant to this agreement, the individual received an initial fee of $25,000 and is paid $4,000 per quarter, plus pre-approved out-of-pocket expenses. This agreement terminates on September 30, 1997. During the period from March 26, 1996 (inception) to December 31, 1996, $37,000 was paid under this agreement and charged to research and development expenses in the accompanying statement of operations.


5.   STOCK OPTIONS

     During 1996, the Company granted options to purchase 125,000 shares of the Company's common stock at an exercise price of $0.50 for consulting services to an individual who is a director of the Company. These options vest on a quarterly basis over a five year period and expire on the third anniversary of the date of each vested installment.

     The Company accounts for these options under the fair value method and has recorded a charge of $20,250 for the period from March 26, 1996 (inception) to December 31, 1996 in the accompanying statement of operations. The fair value of these options was estimated using the Black-Scholes options pricing model with the following weighted average assumptions: dividend yields of zero percent, expected volatility of 50%, risk-free interest rates of 5.88% and expected life for each vested portion of three years from the date of vesting. The weighted average fair value of options granted during 1996 was $0.64. During 1996, the Company also agreed to grant an option to purchase 250,000 shares upon satisfaction of certain events to occur through the efforts of the consultant, with one such event having a target completion date. Should all criteria be met, the option to purchase 250,000 shares would be granted at an exercise price to be determined and exercisable on the date of such satisfaction, expiring on the third anniversary of such date.

SOUNDVIEW TECHNOLOGIES INCORPORATED (A development stage enterprise) NOTES TO FINANCIAL STATEMENTS (continued)

5.   STOCK OPTIONS (continued)

     The following is a summary of the Company's common stock options activity:

                                              Shares       Prices
          -------------------------------------------------------
          Balance at March 26, 1996                0         $ --
          Options granted                    125,000        $0.50
          -------------------------------------------------------

          Balance at December 31, 1996       125,000        $0.50
          -------------------------------------------------------
          -------------------------------------------------------

          Exercisable at December 31, 1996    18,750        $0.50
          -------------------------------------------------------
          -------------------------------------------------------

          Balance at June 30, 1997           125,000        $0.50
          -------------------------------------------------------
          -------------------------------------------------------

          Exercisable at June 30, 1997        31,250        $0.50
          -------------------------------------------------------
          -------------------------------------------------------


     In July 1997, the option to purchase the unvested portions of the 125,000 shares of common stock was cancelled in connection with a change in the Company's business strategy. In April 1997, the conditional agreement to grant an option to purchase 250,000 shares expired. Therefore, after these adjustments, the Company has a balance of outstanding options to purchase 31,250 shares of the Company's common stock at an exercise price of $0.50 per share at August 31, 1997.

6.   INCOME TAXES

     The temporary differences and carryforwards that give rise to the Company's net deferred tax assets at December 31, 1996 of $732,757 were subject to a full valuation allowance because their realization is uncertain. The primary components of the deferred tax assets consisted of net operating losses and research and development credit carryforwards.

     At December 31, 1996, the Company has federal and state net operating loss carryforwards of $1,682,850, which will, if unused, expire in the years 2011, and 2001, respectively. At December 31, 1996, the Company also had federal and state research and development credit carryforwards of $4,083 and $6,282, respectively, which will expire in the year 2011 for federal purposes and is unlimited for state purposes.

     Utilization of the net operating loss and the credit carryforwards may be subject to an annual limitation if a change in the Company's ownership should occur as defined in Section 382 of the Internal Revenue Code.

7.   RELATED PARTY TRANSACTIONS

     Acacia Research Corporation was paid $1,400,000 by the Company in 1996 through the issuance of 1,400,000 shares of the Company's common stock for providing management and consulting services, including assisting the Company in raising $1,000,000 through the sale of the Company's common stock at $1.00 per share. As a result of this transaction, Acacia Research Corporation became a significant shareholder of the Company.

     Upon formation, the Company issued 5,100,000 shares of common stock to certain shareholders in exchange for patent and future royalty rights. As a result of these shareholders having a controlling interest, no value, in addition to par value, was attributed to these shares.

SOUNDVIEW TECHNOLOGIES INCORPORATED (A development stage enterprise) NOTES TO FINANCIAL STATEMENTS (continued)

7.   RELATED PARTY TRANSACTIONS (continued)

     Two directors of the Company currently provide consulting services to the Company. One of these individuals, who is also the co-inventor of the issued patent owned by the Company, received an initial fee of $25,000 and is paid $4,000 per quarter, plus pre-approved out-of-pocket expenses. This agreement terminates on September 30, 1997. During the period from March 26, 1996 (inception) to December 31, 1996, $37,000 was paid under this agreement and charged to research and development expenses in the accompanying statement of operations. The second individual was granted options as described in Note 5 and was paid $6,000 per quarter, plus pre-approved out-of-pocket expenses during the period March 26, 1996 (inception) through December 31, 1996. This agreement was revised in April 1997 to provide for payments based on work performed on an "as needed" basis at the rate indicated in the agreement. During the period from March 26, 1996 (inception) to December 31, 1996, $18,000 was paid under the agreement and included in marketing, general and administrative expenses in the accompanying statement of operations.


8.   SUBSEQUENT EVENT

     On July 6, 1997, Acacia Research Corporation purchased additional shares of common stock of the Company from other stockholders. This purchase increased Acacia Research Corporation's ownership interest in the Company's common stock to a total of 51.4%.

                             ACACIA RESEARCH CORPORATION

                           Pro Forma Financial Information
                                     (Unaudited)


The following pro forma financial statements reflect the acquisition by Acacia Research Corporation ("Acacia Research") on July 6, 1997 of 2,625,000 shares or 35 percent of the outstanding capital stock of Soundview Technologies Incorporated ("Soundview") increasing Acacia Research's interest in Soundview to 51.4 percent. The purchase price for the Soundview Shares consisted of a total of 400,000 shares of common stock of Registrant, $500,000 in cash and the issuance of non-recourse promissory notes in the aggregate principal amount of $900,000. The acquisition has been accounted for under the purchase method of accounting.

The unaudited pro forma combined balance sheet at June 30, 1997 gives effect to the acquisition of Soundview assuming the transaction was consummated as of June 30, 1997. The unaudited pro forma combined statements of operations for the period ended December 31, 1996 and the six months ended June
30, 1997 give effect to the acquisition of Soundview assuming the transaction was consummated as of the beginning of the periods presented.

The Company has not finalized its purchase price allocations. Accordingly, the final consolidated amounts may differ from those set forth herein.

The unaudited pro forma combined statements of operations are not necessarily indicative of the operating results that would have been achieved had the acquisition been consummated as presented; and should not be construed as representative of future operating results. The pro forma financial statements should also be read in conjunction with Acacia Research's consolidated financial statements and notes set forth in the Report on Form 10-K/A for the year ended December 31, 1996.

ACACIA RESEARCH CORPORATION
Pro Forma Condensed Combined Balance Sheet


June 30, 1997                                                                                                        Acacia Research
(Unaudited)                                              Acacia Research          Soundview         Pro Forma         and Soundview
                                                          June 30, 1997         June 30, 1997      Adjustments          Combined
                                                         ---------------        -------------      -----------       ---------------
ASSETS
Current assets
  Cash and cash equivalents                               $  1,808,614          $  368,396         $  (500,000)(a)    $  1,677,010
  Distributions receivable                                           0                   0                   0                   0
  Notes receivable                                             799,500                   0                   0             799,500
  Other receivables                                            192,277                   0                   0             192,277
  Prepaid expenses                                             155,265                   0                   0             155,265
  Deferred tax benefit                                               0                   0                   0                   0
                                                         ---------------        -------------      -----------       -------------
    Total current assets                                     2,955,656             368,396            (500,000)          2,824,052

  Equipment, furniture and fixtures                            206,839               7,014                   0             213,853

Other assets
  Investments in unconsolidated subsidiaries, at equity      1,283,635                   0                   0           1,283,635
  Investment in unconsolidated subsidiary, at cost           1,233,000                   0          (1,233,000)(b)               0
  Partnership interests, at equity                             504,389                   0                   0             504,389
  Deferred tax benefit                                         127,660                   0                   0             127,660
  Patent, net of accumulated amortization                            0              89,547           3,966,910 (a)       4,056,457
  Goodwill                                                                                             703,619 (a)         703,619
  Organization costs, net of accumulated amortization            2,842              21,764                   0              24,606
                                                         ---------------        -------------      -----------       -------------
  Total assets                                            $  6,314,021          $  486,721        $  2,937,530        $  9,738,271
                                                         ---------------        -------------      -----------       -------------
                                                         ---------------        -------------      -----------       -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses                     $  113,708           $  19,557          $        0         $   133,265
  Legal settlement payable                                     435,000                   0                   0             435,000
  Note payable                                                 375,000                   0             900,000 (a)       1,275,000
                                                         ---------------        -------------      -----------       -------------
    Total current liabilities                                  923,708              19,557             900,000           1,843,265

  Deferred tax liability                                       150,996                   0                   0             150,996
                                                         ---------------        -------------      -----------       -------------
    Total liabilities                                        1,074,704              19,557             900,000           1,994,261
                                                         ---------------        -------------      -----------       -------------

Commitments and contingencies

Minority interest                                              410,360                   0                   0             410,360
                                                         ---------------        -------------      -----------       -------------

Stockholders' equity
  Common stock                                               5,528,087               7,500           2,817,500 (a)       8,353,087
  Additional paid-in capital                                         0           2,412,750          (2,412,750)(b)               0
    (Accumulated deficit) retained earnings                   (667,639)         (1,953,086)          1,632,780 (b)        (987,945)
  Less stock subscription receivable                           (31,492)                  0                   0             (31,492)
                                                         ---------------        -------------      -----------       -------------
    Total stockholders' equity                               4,828,957             467,164           2,037,530           7,333,650
                                                         ---------------        -------------      -----------       -------------
  Total liabilities and stockholders' equity              $  6,314,021          $  486,721        $  2,937,530        $  9,738,271
                                                         ---------------        -------------      -----------       -------------
                                                         ---------------        -------------      -----------       -------------

(a) To record purchase by Acacia Research of Soundview shares in exchange for cash, notes payable and issuance of Acacia Research common stock.

(b) To eliminate investment in Soundview and related party accounts.

ACACIA RESEARCH CORPORATION
Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 1997
(Unaudited)


                                                                                                                    Acacia Research
                                                                                                    Pro Forma        and Soundview
                                                       Acacia Research          Soundview          Adjustments          Combined
                                                       ---------------        -------------      -----------       ---------------
Revenues
  Gains on sales of securities, net                       $     50,000          $        0         $         0       $      50,000
  Gain on issuance of stock by equity investee                       0                   0                   0                   0
  Losses in earnings of investees                              (98,993)                  0                   0             (98,993)
  Management fees                                              340,547                   0                   0             340,547
  Interest income                                               20,332              12,181                   0              32,513
                                                         ---------------        -------------      -----------       -------------
  Total revenues                                               311,886              12,181                   0             324,067
                                                         ---------------        -------------      -----------       -------------


Marketing, general, and administrative expenses              1,229,678             149,582             467,053 (b)       1,846,313
Research and development expenses                                    0             132,835                   0             132,835
Interest expense                                                     0                   0              27,315 (c)          27,315
Legal settlement expense                                       460,000                   0                   0             460,000
                                                         ---------------        -------------      -----------       -------------
  Total expenses                                             1,689,678             282,417             494,368           2,466,463
                                                         ---------------        -------------      -----------       -------------

Loss before minority interest and taxes                     (1,377,792)           (270,236)           (494,368)         (2,142,396)

Minority interest in net loss of consolidated subsidiary      (113,626)                  0                   0            (113,626)
                                                         ---------------        -------------      -----------       -------------

Income (loss) before provision for income taxes             (1,264,166)           (270,236)           (494,368)         (2,028,770)

Benefit for income taxes                                      (167,767)                  0                   0            (167,767)
                                                         ---------------        -------------      -----------       -------------
Net (loss) income                                        $  (1,096,399)        $  (270,236)          $(494,368)       $ (1,861,003)
                                                         ---------------        -------------      -----------       -------------
                                                         ---------------        -------------      -----------       -------------

Loss per common share
  Primary                                                       ($0.53)                                                     ($0.76)
  Fully diluted                                                 ($0.53)                                                     ($0.76)

Weighted average number of common and common
equivalent shares for computation of loss per share
  Primary                                                    2,063,862                                                   2,463,862
  Fully diluted                                              2,063,862                                                   2,463,862


(a) To eliminate management services fees paid by Soundview to Acacia Research.

(b) To record amortization expense relating to patents and goodwill.

(c) To record interest expense relating to notes payable issued in connection with the purchase of Soundview common stock.

ACACIA RESEARCH CORPORATION
Pro Forma Condensed Combined Statement of Operations

For the Period Ended December 31, 1996
(Unaudited)


                                                                                                                     Acacia Research
                                                                                                    Pro Forma         and Soundview
                                                           Acacia Research        Soundview       Adjustments            Combined
                                                           ---------------      -------------    --------------      ---------------
Revenues
  Gains on sales of securities, net                           $  876,499                $  0             $  0           $  876,499
  Gain on issuance of stock by equity investee                 1,066,408                   0                0            1,066,408
  Losses in earnings of investments                             (175,689)                  0                0             (175,689)
  Management fees                                              1,458,078                   0       (1,400,000)(a)           58,078
  Interest income                                                113,049              26,007                0              139,056
                                                          --------------      --------------   --------------       --------------

  Total revenues                                               3,338,345              26,007       (1,400,000)           1,964,352
                                                          --------------      --------------   --------------       --------------

Marketing, general, and administrative expenses                2,640,504           1,548,311         (699,421)(a)(b)     3,489,394
Research and development expenses                                      0             160,546                0              160,546
Interest expense                                                       0                   0           40,972 (c)           40,972
                                                          --------------      --------------   --------------       --------------

  Total expenses                                               2,640,504           1,708,857         (658,449)           3,690,912
                                                          --------------      --------------   --------------       --------------
Income (loss) before minority interest and taxes                 697,841          (1,682,850)        (741,551)          (1,726,560)

Minority interest in net loss of consolidated subsidiary        (201,309)                  0                0             (201,309)
                                                          --------------      --------------   --------------       --------------

Income (loss) before provision for income taxes                  899,150          (1,682,850)        (741,551)          (1,525,251)

Provision for income taxes                                       606,141                   0                0              606,141
                                                          --------------      --------------   --------------       --------------

Net income (loss)                                             $  293,009       $  (1,682,850)      $ (741,551)         $(2,131,392)
                                                          --------------      --------------   --------------       --------------
                                                          --------------      --------------   --------------       --------------

Earnings (loss) per common share
  Primary                                                          $0.11                                                    ($0.96)
  Fully diluted                                                    $0.11                                                    ($0.96)

Weighted average number of common and common
equivalent shares for computation of earnings (loss) per share
  Primary                                                      2,680,433                                                 2,219,846
  Fully diluted                                                2,680,433                                                 2,219,846


(a) To eliminate management services fees paid by Soundview to Acacia Research.

(b) To record amortization expense relating to patents and goodwill.

(c) To record interest expense relating to notes payable issued in connection with the purchase of Soundview common stock.